Exhibit 99

FOR IMMEDIATE RELEASE

Contacts:	John Hulbert, Investors, (612) 761-6627
Erin Conroy, Media, (612) 761-5928
Target Media Hotline, (612) 696-3400

Target Corporation Announces Tender Offers for Certain Outstanding Debt Securities

MINNEAPOLIS (September 23, 2020) — Target Corporation (“Target”) (NYSE:TGT) today announced that it has commenced cash tender offers (collectively, the “Offers”) for up to $1.75 billion aggregate purchase price (excluding accrued and unpaid interest to, but not including, the applicable settlement date and excluding fees and expenses related to the Offers) (the “Maximum Tender Amount”) of the debt securities listed in the table below (collectively, the “Securities”). The Offers are subject to the proration procedures described in the Offer to Purchase dated September 23, 2020, as amended or supplemented (the “Offer to Purchase”), and order of priority (the “Acceptance Priority Levels” as set forth in the table below under “Acceptance Priority Level”), and are made to each registered holder of Securities (individually, a “Holder,” and collectively, the “Holders”).

The following table sets forth certain information regarding the Securities and the Offers:

Title of Security	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level(1)	Reference U.S. Treasury Security	Bloomberg Reference Page(2)	Fixed Spread (basis points)(3)	Early Tender Premium(4)	Hypothetical Total Consideration(3)(4)(5)
7.000% Notes due 2038	87612EAU0	$617,260,000	1	1.25% UST due May 15, 2050	FIT1	+70	$30	$1,704.19
6.500% Notes due 2037	87612EAR7	$501,061,000	2	1.25% UST due May 15, 2050	FIT1	+70	$30	$1,624.58
4.000% Notes due 2042	87612EBA3	$1,500,000,000	3	1.25% UST due May 15, 2050	FIT1	+70	$30	$1,327.63
3.625% Notes due 2046	87612EBF2	$1,000,000,000	4	1.25% UST due May 15, 2050	FIT1	+78	$30	$1,278.95
3.900% Notes due 2047	87612EBG0	$750,000,000	5	1.25% UST due May 15, 2050	FIT1	+78	$30	$1,342.89
6.35% Debentures due 2032	87612EAK2	$349,630,000	6	0.625% UST due August 15, 2030	FIT1	+90	$30	$1,524.30
7.00% Debentures due 2031	87612EAF3	$213,150,000	7	0.625% UST due August 15, 2030	FIT1	+85	$30	$1,543.24
6.65% Debentures due 2028	239753DL7	$83,406,000	8	0.625% UST due August 15, 2030	FIT1	+55	$30	$1,404.05
6.75% Debentures due 2028	239753DJ2	$104,514,000	9	0.625% UST due August 15, 2030	FIT1	+50	$30	$1,386.27
2.650% Notes due 2030	87612EBK1	$1,000,000,000	10	0.625% UST due August 15, 2030	FIT1	+55	$30	$1,130.86

(1)	Subject to the Maximum Tender Amount and proration, the principal amount of each series of Securities that is purchased in the Offers will be determined in accordance with the applicable acceptance priority level (in numerical priority order with 1 being the highest Acceptance Priority Level and 10 being the lowest) specified in this column.
(2)	The applicable page on Bloomberg from which the Lead Dealer Managers (as defined herein) will quote the bid side prices of the applicable U.S. Treasury Security. In the above table, “UST” denotes a U.S. Treasury Security.
(3)	Includes the Early Tender Premium.
(4)	Per $1,000 principal amount validly tendered on or prior to the Early Tender Deadline and accepted for purchase.
(5)	Hypothetical Total Consideration for each series of Securities is based upon a hypothetical Reference Yield (as defined below) determined as of 10:00 a.m., New York City time, on September 22, 2020 and assumes a Settlement Date of October 8, 2020. The Reference Yield used to determine actual consideration for the Securities is expected to be calculated on October 7, 2020. The information provided in the above table with respect to the Securities is for illustrative purposes only. The Company and the Dealer Managers make no representation with respect to the actual consideration that may be paid with respect to the Securities, and such amounts may be greater or less than those shown in the above table depending on the Reference Yield as of the Price Determination Date (as defined below).

The Offers are being made pursuant to and are subject to the terms and conditions set forth in the Offer to Purchase. The Offers are scheduled to expire at 11:59 p.m., New York City time, on October 21, 2020, unless extended or earlier terminated by Target (the “Expiration Date”). Tendered Securities may be withdrawn on or prior to, but not after, 5:00 p.m., New York City time, on October 6, 2020 (the “Withdrawal Deadline”), except in certain limited circumstances where additional withdrawal rights are required by law.

Holders of Securities validly tendered and not validly withdrawn on or prior to 5:00 p.m., New York City time, on October 6, 2020 (the “Early Tender Deadline”) and accepted for purchase will receive the applicable total consideration (“Total Consideration”), which includes an early tender premium of $30.00 per $1,000 principal amount of the Securities accepted for purchase (the “Early Tender Premium”). The Total Consideration for each series of Securities validly tendered and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread over the yield to maturity based on the bid side price of the applicable Reference U.S. Treasury Security specified in the table above and in the Offer to Purchase. In calculating the applicable Total Consideration for a Series of Securities, the application of the par call date, if any, will be in accordance with standard market practice. Holders of Securities who validly tender their Securities following the Early Tender Deadline and on or prior to the Expiration Date will only receive the applicable Tender Offer Consideration per $1,000 principal amount of any such Securities validly tendered by such Holders that are accepted for purchase. The “Tender Offer Consideration” is equal to the applicable Total Consideration minus the Early Tender Premium. The Total Consideration and Tender Offer Consideration will be determined at 10:00 a.m., New York City time, October 7, 2020, unless extended by Target.

In addition to the Tender Offer Consideration or the Total Consideration, as applicable, all Holders of Securities accepted for purchase will also receive accrued and unpaid interest rounded to the nearest cent, on such $1,000 principal amount of Securities from the last applicable interest payment date to, but not including, the applicable settlement date.

The settlement date for Securities validly tendered and not validly withdrawn on or prior to the Early Tender Deadline and accepted for purchase is expected to be October 8, 2020, the second business day after the Early Tender Deadline (the “Early Settlement Date”). The settlement date for Securities validly tendered following the Early Tender Deadline but on or prior to the Expiration Date and accepted for purchase is expected to be October 23, 2020, the second business day after the Expiration Date, assuming that the Maximum Tender Amount of Securities is not purchased on the Early Settlement Date.

Subject to the Maximum Tender Amount and proration, all Securities validly tendered and not validly withdrawn on or prior to the Early Tender Deadline having a higher Acceptance Priority Level (with 1 being the highest) will be accepted before any validly tendered Securities having a lower Acceptance Priority Level (with 10 being the lowest), and all Securities validly tendered following the Early Tender Deadline having a higher Acceptance Priority Level will be accepted before any Securities validly tendered following the Early Tender Deadline having a lower Acceptance Priority Level. If the Offers are not fully subscribed as of the Early Tender Deadline, subject to the Maximum Tender Amount and proration, Securities validly tendered and not validly withdrawn on or prior to the Early Tender Deadline will be accepted for purchase in priority to other Securities validly tendered following the Early Tender Deadline even if such Securities validly tendered following the Early Tender Deadline have a higher Acceptance Priority Level than Securities validly tendered on or prior to the Early Tender Deadline. Target reserves the absolute right to increase or decrease the Maximum Tender Amount without extending the Early Tender Deadline or the Withdrawal Deadline, subject to compliance with applicable law. There can be no assurance that Target will increase or decrease the Maximum Tender Amount.

If the Offers are fully subscribed as of the Early Tender Deadline, Holders who validly tender Securities following the Early Tender Deadline but on or prior to the Expiration Date will not have any of their Securities accepted for purchase regardless of their Acceptance Priority Level.

Securities of a series may be subject to proration (as described in the Offer to Purchase) if the aggregate purchase price of the Securities of such series validly tendered and not validly withdrawn would cause the Maximum Tender Amount to be exceeded. Target’s obligation to accept for purchase, and to pay for, the Securities validly tendered and not validly withdrawn in the Offers is subject to the satisfaction or waiver of the conditions as described in the Offer to Purchase. Target reserves the absolute right, subject to applicable law, to: (i) waive any and all conditions to the Offers; (ii) extend or terminate the Offers; (iii) increase or decrease the Maximum Tender Amount without extending the Early Tender Deadline or the Withdrawal Deadline; or (iv) otherwise amend the Offers in any respect.

A beneficial owner of Securities that are held of record by a broker, dealer, commercial bank, trust company or other nominee must contact the nominee promptly and instruct the nominee to tender such Securities on the beneficial owner’s behalf prior to the Early Tender Deadline in order to receive the Total Consideration or, in the case of Securities tendered after the Early Tender Deadline, but prior to the Expiration Date, in order to have an opportunity to receive the Tender Offer Consideration as described in the Offer to Purchase. A nominee may have an earlier deadline for accepting the applicable Offers.

Information Relating to the Offers

Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC are acting as the lead dealer managers for the Offers and Barclays Capital Inc., BofA Securities and U.S. Bancorp Investments, Inc. are acting as dealer managers (collectively, the “Dealer Managers”). The information agent and tender agent for the Offers is Global Bondholder Services Corporation. Copies of the Offer to Purchase and related offering materials are available by contacting Global Bondholder Services Corporation by telephone at (866) 924-2200 (toll-free) or (212) 430-3774 (banks and brokers) or by email at contact@gbsc-usa.com. Questions regarding the Offers should be directed to Citigroup Global Markets Inc., Liability Management Group, at (212) 723-6106 (collect) or (800) 558-3745 (toll-free), Deutsche Bank Securities Inc., Liability Management Group, at (212) 250-2955 (collect) or (866) 627-0391 (toll-free) or Goldman, Sachs & Co. LLC, Liability Management Group, at (212) 902-6351 (collect) and (800) 828-3182 (toll-free).

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell with respect to any securities. The solicitation of offers to sell the Securities is only being made pursuant to the terms of the Offer to Purchase. The offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of Target or its affiliates, their respective board of directors, the Dealer Managers, the information and tender agent or the applicable trustee is making any recommendation as to whether or not holders should tender their Securities in connection with the Offers, and neither Target nor any other person has authorized any person to make any such recommendation.

About Target

Minneapolis-based Target Corporation (NYSE:TGT) serves guests at nearly 1,900 stores and at  Target.com. Since 1946, Target has given 5% of its profit to communities, which today equals millions of dollars a week. For the latest store count or for more information, visit Target.com/Pressroom. For a behind-the-scenes look at Target, visit Target.com/abullseyeview or follow @TargetNews on Twitter.